FIDELITY CALIFORNIA MUNICIPAL MONEY MARKET FUND, SPARTAN CALIFORNIA MUNICIPAL MONEY MARKET FUND, FIDELITY NEW YORK MUNICIPAL MONEY MARKET FUND, OR SPARTAN NEW YORK MUNICIPAL MONEY MARKET FUND
Telephone Voting Script
Introduction
HELLO, MR./MS. (SHAREHOLDER). MY NAME IS ___________. I AM CALLING ON BEHALF OF FIDELITY INVESTMENTS FOLLOWING UP ON A RECENT PROXY MAILING THEY SENT YOU REGARDING THE ______ (FOUR OPTIONS HERE: FIDELITY CALIFORNIA MUNICIPAL MONEY MARKET FUND, SPARTAN CALIFORNIA MUNICIPAL MONEY MARKET FUND, FIDELITY NEW YORK MUNICIPAL MONEY MARKET FUND, OR SPARTAN NEW YORK MUNICIPAL MONEY MARKET FUND). I'M ASSISTING FIDELITY IN CONNECTION WITH THE PROXY VOTE TO APPROVE SEVERAL IMPORTANT PROPOSALS THAT AFFECT THE FUND
AND YOUR INVESTMENT IN IT.   I AM CALLING YOU TO ENCOURAGE YOU TO VOTE YOUR
PROXY IF YOU HAVE NOT YET DONE SO.
IF THE CUSTOMER IS A PREMIUM CUSTOMER: IF YOU WOULD LIKE TO TALK YOUR FIDELITY PREMIUM TEAM AT ANY POINT, I WOULD BE HAPPY TO TRANSFER THE CALL.
NOTE: PREMIUM HOURS ARE 8-8PM ACROSS ALL TIME ZONES.   IF CUSTOMER WANTS TO
BE TRANSFERRED, CALL 1-800-544-4442. WHEN PROMPTED ENTER TEAM NUMBER (DO NOT ENTER 0). IF YOU DO NOT HAVE THE TEAM NUMBER, STAY ON THE LINE. Conference in Fidelity at 1-800-544-8888, introduce the customer, and transfer the call. (End call.)
HAVE YOU RECEIVED THE ______ (FOUR OPTIONS: FIDELITY CALIFORNIA MUNICIPAL MONEY MARKET FUND, SPARTAN CALIFORNIA MUNICIPAL MONEY MARKET FUND, FIDELITY NEW YORK MUNICIPAL MONEY MARKET FUND, OR SPARTAN NEW YORK MUNICIPAL MONEY MARKET) FUND PROXY MATERIAL? THE PACKAGE WAS DATED LATE-JANUARY.
(Describe the mailings to the shareholder if he/she does not recall it ==> 6"x9" envelope with yellow and black bar down the side.)
If NO: Confirm shareholder's address for the purpose of sending proxy materials.
Q: COULD I PLEASE CONFIRM YOUR ADDRESS FOR THE PURPOSE OF SENDING PROXY MATERIALS TO YOU?
(If address is incorrect, please write down correct address at end of script under "Comments" and forward to Fidelity.)
Tell the shareholder that a new package will be overnighted to him/her.
Ask the shareholder to review the material upon receipt and vote his/her shares by signing and dating the proxy card. Fidelity will provide a Federal Express envelope to speed the return of his/her signed proxy. He/She will need to call Federal Express, who will pick up the envelope at his/her location. There is no charge for either the phone call or the pick-up. Inform the shareholder that if he/she wishes to vote by fax, he/she may do so. Thank the shareholder for his/ her time. (End phone call.)
I WILL HAVE A NEW PROXY PACKAGE OVERNIGHTED TO YOU VIA FEDERAL EXPRESS. PLEASE REVIEW THE MATERIAL WHEN YOU RECEIVE IT AND VOTE YOUR SHARES BY SIGNING AND DATING THE PROXY CARD. YOU CAN THEN CALL FEDERAL EXPRESS WHO WILL PICK UP THE FEDERAL EXPRESS ENVELOPE THAT FIDELITY WILL PROVIDE. FEDERAL EXPRESS WILL PICK UP THE ENVELOPE AT YOUR LOCATION. THERE IS NO CHARGE FOR EITHER THE PHONE CALL OR THE PICK-UP. PLEASE RESPOND WHEN YOU RECEIVE THE PACKAGE TO ENSURE THAT YOUR VOTE IS RECEIVED BEFORE THE
SHAREHOLDER MEETING ON MARCH 19TH.   IF YOU WOULD LIKE TO VOTE BY FAX, YOU
MAY FAX YOUR SIGNED PROXY CARD TO 617-871-2569. THANK YOU FOR YOUR TIME THIS EVENING. (End call.)
If YES: Q:  HAVE YOU REVIEWED THE MATERIAL?
If NO: PLEASE REVIEW THE MATERIAL AT YOUR EARLIEST CONVENIENCE AND VOTE YOUR SHARES BY SIGNING, DATING AND MAILING THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED, TO ENSURE THAT YOUR VOTE IS COUNTED AT THE SHAREHOLDER MEETING SCHEDULED ON MARCH 19TH. IF YOU WOULD LIKE TO VOTE BY FAX, YOU MAY FAX YOUR SIGNED PROXY CARD TO 617-871-2569.
If YES: DO YOU HAVE ANY QUESTIONS?
If YES: Only answer questions using the proxy material. (See attached list of approved Q&A). (DO NOT GUESS). If the shareholder has questions that are account-specific or outside the scope of the proxy statement, ask if they would like to be transferred to a Fidelity representative.
If YES: Conference in Fidelity at 1-800-544-8888, introduce the customer, and transfer the call. (End call.)

 I'D BE GLAD TO TRANSFER YOU TO A FIDELITY REPRESENTATIVE RIGHT NOW TO HELP ANSWER YOUR QUESTIONS. PLEASE HOLD WHILE I CALL FIDELITY. (Once Fidelity rep answers and customer is still on hold ==> THIS IS ______FROM DF KING. WE ARE ASSISTING FIDELITY IN CALLING ________ ( FOUR OPTIONS: FIDELITY CALIFORNIA MUNICIPAL MONEY MARKET FUND, SPARTAN CALIFORNIA MUNICIPAL MONEY MARKET FUND, FIDELITY NEW YORK MUNICIPAL MONEY MARKET FUND, OR SPARTAN NEW YORK MUNICIPAL MONEY MARKET FUND) SHAREHOLDERS TO ENCOURAGE THEM TO VOTE THE PROXY THAT WAS RECENTLY MAILED TO THEM. I HAVE A SHAREHOLDER ON HOLD AND THEY HAVE FURTHER QUESTIONS I AM UNABLE TO ANSWER. COULD YOU PLEASE SPEAK TO HIM/HER? (Then conference call in customer and introduce customer to Fidelity rep ==> HELLO, MR./MS. ______, I HAVE ________ FROM FIDELITY ON THE LINE AND HE/SHE'LL BE HAPPY TO HELP ANSWER YOUR QUESTIONS. THANK YOU. (Transfer customer and end call.)
IF YES AND PREMIUM CUSTOMER:
Conference in Fidelity at 1-800-544-4442. When prompted enter Premium team number (do not enter 0. e.g., for 005, enter 5). If you do not have the team number, stay on the line, introduce the customer, and transfer the call. (End call.)
 I'D BE GLAD TO TRANSFER YOU TO A FIDELITY REPRESENTATIVE RIGHT NOW TO HELP ANSWER YOUR QUESTIONS. PLEASE HOLD WHILE I CALL FIDELITY. (Once Fidelity rep answers and customer is still on hold ==> THIS IS ______FROM DF KING. WE ARE ASSISTING FIDELITY IN CALLING ________ ( FOUR OPTIONS: FIDELITY CALIFORNIA MUNICIPAL MONEY MARKET FUND, SPARTAN CALIFORNIA MUNICIPAL MONEY MARKET FUND, FIDELITY NEW YORK MUNICIPAL MONEY MARKET FUND, OR SPARTAN NEW YORK MUNICIPAL MONEY MARKET FUND) SHAREHOLDERS TO ENCOURAGE THEM TO VOTE THE PROXY THAT WAS RECENTLY MAILED TO THEM. I HAVE A PREMIUM SHAREHOLDER ON HOLD AND HE/SHE HAS FURTHER QUESTIONS I AM UNABLE TO ANSWER. COULD YOU PLEASE SPEAK TO HIM/HER? (Then conference call in customer and introduce customer to Fidelity rep ==> HELLO, MR./MS. ______, I HAVE ________ FROM FIDELITY ON THE LINE AND HE/SHE'LL BE HAPPY TO HELP ANSWER YOUR QUESTIONS. THANK YOU. (Transfer customer and end call.)
If NO: Politely refer them to Fidelity at 1-800-544-8888. Thank the shareholder for his/ her time. (End phone call.)
If shareholder sounds hostile:
 Thank the shareholder for his/her time. (End phone call.)
 OKAY, I WILL GIVE YOU FIDELITY'S PHONE NUMBER IN CASE YOU'D LIKE TO
 CALL THEM AT ANOTHER TIME.  THE PHONE NUMBER IS 1-800-544-8888.
 THANK YOU FOR YOUR TIME THIS EVENING. (End call.)
If not hostile: After answering all questions, offer the shareholder the opportunity to vote by telephone. Let the shareholder know that you will be recording the next part of the call, to ensure accuracy in his/her vote. Confirm the shareholder's identity by having him/her repeat his/her full name, address and the last 4 digits of his/her social security number. Record the shareholder's vote on the proposal.
 If the shareholder asks how the Board of Trustees voted, inform him/her that the Board of Trustees recommend a vote in favor of the proposals.

 Inform the shareholder that a confirmation letter will be sent to him/her, with a phone number to call if an error was made in recording his/her vote, or if he/she wishes to change his/her vote for any reason. Thank the shareholder for his/her time, and end the phone call.

 TO FACILITATE YOUR VOTING OF THE PROXY, YOU CAN VOTE BY TELEPHONE. IF YOU WOULD LIKE TO VOTE BY TELEPHONE, THE NEXT PART OF OUR CALL WILL BE RECORDED. THIS IS TO ENSURE ACCURACY OF YOUR VOTE. ALSO, WE WILL BE SENDING YOU A CONFIRMATION LETTER FOR YOUR RECORDS WITH A PHONE NUMBER TO CALL IN CASE ANY ERROR WAS MADE IN RECORDING YOUR VOTE, OR IF YOU WISH TO CHANGE YOUR VOTE FOR ANY REASON.
 WOULD YOU LIKE TO VOTE BY TELEPHONE?
  If NO: Politely refer him/her to Fidelity at 1-800- 544-8888. (end call) If YES: Confirm the shareholder's identity by having him/her repeat their full name, address and the last 4 digits of his/her social security number. Record the shareholder's vote on the proposal.
  COULD I PLEASE HAVE THE LAST FOUR DIGITS OF YOUR SOCIAL SECURITY NUMBER? (If it doesn't match, ask for the last four digits of the social security number on the account.)
 (If customer does not feel comfortable giving any part of his/her social security number, empathize and say that we require identification through this method to take a vote over the phone. If the customer is still uncomfortable, explain that while you cannot take the vote over the phone, you can mail him/her proxy materials and they can vote by mail.)
 I UNDERSTAND THAT YOU MAY FEEL UNCOMFORTABLE GIVING PART OF YOUR SOCIAL SECURITY NUMBER OVER THE PHONE. IT IS PART OF OUR REQUIRED PROCEDURES, HOWEVER, TO ENSURE PROPER IDENTIFICATION BEFORE WE TAKE ANY VOTES OVER THE PHONE. IS THIS OK WITH YOU? (If customer agrees, proceed with vote. If customer doesn't agree, offer to send proxy materials.)

 AGREES TO GIVE LAST FOUR DIGITS OF SSN:
 IF YOU WOULD LIKE, YOU CAN VOTE "FOR" MANAGEMENT. OTHERWISE, I WILL READ YOU THE PROPOSALS AND ASK YOU WHETHER YOU VOTE "FOR", "AGAINST", OR "ABSTAIN" FOR EACH PROPOSAL (FOUR OPTIONS):
FIDELITY CALIFORNIA MUNICIPAL MONEY MARKET FUND
 THE PROPOSAL IS "(1) TO ELECT AS TRUSTEES THE TWELVE NOMINEES PRESENTED IN PROPOSAL 1; (2) TO RATIFY THE SELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS OF THE TRUST; (3) TO AMEND THE TRUST INSTRUMENT TO PROVIDE VOTING RIGHTS BASED ON A SHAREHOLDER'S TOTAL DOLLAR INVESTMENT IN A FUND, RATHER THAN ON THE NUMBER OF SHARES OWNED; (4) TO ADOPT A NEW FUNDAMENTAL INVESTMENT POLICY FOR THE FUND THAT WOULD PERMIT IT TO INVEST ALL OF ITS ASSETS IN ANOTHER OPEN-END INVESTMENT COMPANY MANAGED BY FIDELITY MANAGEMENT & RESEARCH COMPANY (FMR) OR AN AFFILIATE WITH SUBSTANTIALLY THE SAME INVESTMENT OBJECTIVE AND POLICIES; (5) TO APPROVE AN AMENDED MANAGEMENT CONTRACT FOR THE FUND THAT WOULD REDUCE THE MANAGEMENT FEE PAYABLE TO FMR BY THE FUND AS FMR'S ASSETS UNDER MANAGEMENT INCREASE;
(6) TO AMEND THE FUND'S FUNDAMENTAL INVESTMENT LIMITATIONS CONCERNING THE ISSUANCE OF SENIOR SECURITIES; (7) TO AMEND THE BORROWING LIMITATION TO REQUIRE A REDUCTION IN BORROWINGS IF BORROWINGS EXCEED THE 33 1/2% LIMIT FOR ANY REASON RATHER THAN SOLELY BECAUSE OF DECLINE IN NET ASSETS; AND
(8) TO CLARIFY THE FUNDAMENTAL POLICY WITH RESPECT TO UNDERWRITING." DO YOU VOTE "FOR", "AGAINST" OR "ABSTAIN?"
SPARTAN CALIFORNIA MUNICIPAL MONEY MARKET,
THE PROPOSAL IS "(1) TO ELECT AS TRUSTEES THE TWELVE NOMINEES PRESENTED IN PROPOSAL 1; (2) TO RATIFY THE SELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS OF THE TRUST; (3) TO AMEND THE TRUST INSTRUMENT TO PROVIDE VOTING RIGHTS BASED ON A SHAREHOLDER'S TOTAL DOLLAR INVESTMENT IN A FUND, RATHER THAN ON THE NUMBER OF SHARES OWNED; AND (4) TO AMEND THE FUND'S FUNDAMENTAL INVESTMENT LIMITATIONS CONCERNING THE ISSUANCE OF SENIOR SECURITIES." DO YOU VOTE "FOR", "AGAINST" OR "ABSTAIN?"
FIDELITY NEW YORK MUNICIPAL MONEY MARKET FUND
 THE PROPOSAL IS "(1) TO ELECT AS TRUSTEES THE TWELVE NOMINEES PRESENTED IN PROPOSAL 1; (2) TO RATIFY THE SELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS OF THE TRUST; (3) TO AMEND THE TRUST INSTRUMENT TO PROVIDE VOTING RIGHTS BASED ON A SHAREHOLDER'S TOTAL DOLLAR INVESTMENT IN A FUND, RATHER THAN ON THE NUMBER OF SHARES OWNED; (4) TO ADOPT A NEW FUNDAMENTAL INVESTMENT POLICY FOR THE FUND THAT WOULD PERMIT IT TO INVEST ALL OF ITS ASSETS IN ANOTHER OPEN-END INVESTMENT COMPANY MANAGED BY FIDELITY MANAGEMENT & RESEARCH COMPANY (FMR) OR AN AFFILIATE WITH SUBSTANTIALLY THE SAME INVESTMENT OBJECTIVE AND POLICIES; (5) TO APPROVE AN AMENDED MANAGEMENT CONTRACT FOR THE FUND THAT WOULD REDUCE THE MANAGEMENT FEE PAYABLE TO FMR BY THE FUND AS FMR'S ASSETS UNDER MANAGEMENT INCREASE;
(6) TO AMEND THE SENIOR SECURITIES LIMITATION TO ADD THE ABILITY TO ISSUE SENIOR SECURITIES TO THE EXTENT PERMITTED UNDER THE INVESTMENT COMPANY ACT OF 1940; (7) TO AMEND THE BORROWING LIMITATION TO REQUIRE A REDUCTION IN BORROWINGS IF BORROWINGS EXCEED THE 33 1/2% LIMIT FOR ANY REASON RATHER THAN SOLELY BECAUSE OF DECLINE IN NET ASSETS; AND (8) TO CLARIFY THE FUNDAMENTAL POLICY WITH RESPECT TO UNDERWRITING." DO YOU VOTE "FOR", "AGAINST" OR "ABSTAIN?"
SPARTAN NEW YORK MUNICIPAL MONEY MARKET FUND
 THE PROPOSAL IS "(1) TO ELECT AS TRUSTEES THE TWELVE NOMINEES PRESENTED IN PROPOSAL 1; (2) TO RATIFY THE SELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS OF THE TRUST; AND (3) TO AMEND THE TRUST INSTRUMENT TO PROVIDE VOTING RIGHTS BASED ON A SHAREHOLDER'S TOTAL DOLLAR INVESTMENT IN A FUND, RATHER THAN ON THE NUMBER OF SHARES OWNED. DO YOU VOTE "FOR", "AGAINST" OR "ABSTAIN?"
 THANK YOU.  AS I MENTIONED, I'LL BE SURE TO SEND A CONFIRMATION OF YOUR
VOTE TO YOU BY MAIL.   THANKS FOR YOUR TIME THIS EVENING. (End call.)
 DOES NOT AGREE TO GIVE LAST FOUR DIGITS OF SSN: UNFORTUNATELY, I WILL NOT BE ABLE TO TAKE YOUR VOTE OVER THE PHONE. WHAT I CAN DO IS HAVE A NEW PROXY PACKAGE MAILED TO YOU. PLEASE REVIEW THE MATERIAL WHEN YOU RECEIVE IT AND VOTE YOUR SHARES BY SIGNING, DATING AND MAILING THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED, TO ENSURE THAT YOUR VOTE IS COUNTED AT THE SHAREHOLDER MEETING SCHEDULED FOR MARCH 19TH. IF YOU WOULD LIKE TO VOTE BY FAX, YOU MAY FAX YOUR SIGNED PROXY CARD TO 617-871-2569. THANK YOU FOR YOUR TIME THIS EVENING. (End call.)

FIDELITY CALIFORNIA MUNICIPAL MONEY MARKET FUND, SPARTAN CALIFORNIA MUNICIPAL MONEY MARKET FUND, FIDELITY NEW YORK MUNICIPAL MONEY MARKET FUND, OR SPARTAN NEW YORK MUNICIPAL MONEY MARKET FUND (CIRCLE ONE)
LOG SHEET
 Date__________________
 DF King Rep_________________
Address Correction
Social Security No.  (record from database; do not ask
shareholder)________________
Shareholder Name_______________________________________________________
Street Address _________________________________________________________
City_________________________State_____________Zip Code_________________
Materials to Be Sent
Proxy Card Only ________
Full Proxy Kit  __________
Comments
Notable Shareholder Response____________________________________________
_____________________________________________________________________
_____________________________________________________________________
Other Comments________________________________________________________
______________________________________________________________________
______________________________________________________________________
Was Shareholder Transferred to Fidelity Representative?
Yes_______No________

FIDELITY CALIFORNIA MUNICIPAL MONEY MARKET, SPARTAN CALIFORNIA MUNICIPAL MONEY MARKET, FIDELITY NEW YORK MUNICIPAL MONEY MARKET, OR SPARTAN NEW YORK MUNICIPAL MONEY MARKET FUND
Script for Leaving a Message on an Answering Machine
HELLO, MR./MS. (SHAREHOLDER). MY NAME IS ___________. I AM CALLING ON BEHALF OF FIDELITY INVESTMENTS FOLLOWING UP ON RECENT PROXY MAILING THEY SENT YOU REGARDING THE ______ (FOUR OPTIONS HERE: FIDELITY CALIFORNIA MUNICIPAL MONEY MARKET FUND, SPARTAN CALIFORNIA MUNICIPAL MONEY MARKET FUND, FIDELITY NEW YORK MUNICIPAL MONEY MARKET FUND, OR SPARTAN NEW YORK MUNICIPAL MONEY MARKET FUND). I'M ASSISTING FIDELITY IN CONNECTION WITH THE PROXY VOTE TO APPROVE SEVERAL IMPORTANT PROPOSALS THAT AFFECT THE FUND AND YOUR INVESTMENT IN IT.
AS AN OWNER OF THE ______ (FOUR OPTIONS: FIDELITY CALIFORNIA MUNICIPAL MONEY MARKET FUND, SPARTAN CALIFORNIA MUNICIPAL MONEY MARKET FUND, FIDELITY NEW YORK MUNICIPAL MONEY MARKET FUND, OR SPARTAN NEW YORK MUNICIPAL MONEY MARKET FUND), YOU SHOULD HAVE RECEIVED PROXY MATERIALS IN THE MAIL. AT YOUR EARLIEST CONVENIENCE, PLEASE SIGN, DATE AND MAIL THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED TO YOU. IF YOU HAVE ANY QUESTIONS ABOUT THE PROPOSALS OR DID NOT RECEIVE ANY PROXY MATERIAL, PLEASE CALL ME AT 1-800-347-4750. THANK YOU FOR YOUR TIME.
DRAFT 3/10/97
Q&A REGARDING PROPOSED CHANGES IN CALIFORNIA & NEW YORK
MONEY MARKET FUNDS
Q. I UNDERSTAND THAT SHAREHOLDERS OF FIDELITY AND FIDELITY SPARTAN CALIFORNIA AND NEW YORK MONEY MARKET FUNDS HAVE BEEN VOTING ON PROPOSALS THAT WOULD MAKE CHANGES IN VOTING RIGHTS AND STANDARDIZE SOME OF THE FUNDS' INVESTMENT LIMITATIONS. IS THIS TRUE, AND WHAT DOES IT MEAN?
A. For more than four years, we have been asking shareholders to vote by proxy on proposals to standardize investment limitations. This is being done in order to standardize these limitations for all of the funds managed by Fidelity Management & Research Co. The Board of Trustees of the funds has asked FMR to analyze the investment limitations of the Fidelity funds, and, where practical and appropriate to a fund's investment objective, to adopt standard fundamental and non-fundamental limitations. Fidelity believes that increased standardization will help promote operational efficiencies and facilitate monitoring of compliance with fundamental and non-fundamental investment limitations. As a practical matter, there is no impact on the investment management of the funds as a result of these shareholder proposals.
Q. WHAT IS THE DIFFERENCE BETWEEN FUNDAMENTAL AND NON-FUNDAMENTAL
LIMITATIONS?
A. Changes to fundamental limitations must be approved by shareholders; changes to non-fundamental limitations are approved by a fund's board of trustees. We are, in some cases, making changes to fundamental limitations that will remain fundamental (i.e., require shareholder approval to change), and, in other cases where regulations permit, are changing some limitations from fundamental to non-fundamental. We are doing the latter to eliminate the need to solicit shareholders whenever regulations change. Proxy solicitation is expensive and time-consuming. We believe these changes will enable us to react more quickly, as well as enhance our standardization efforts.
Q. ARE YOU MAKING THESE CHANGES ALL AT ONCE?
A. No. This has been an ongoing process. As we hold scheduled proxy meetings to elect trustees and conduct other required business, we are asking shareholders to vote on these changes at the same time. We are more than half of the way through standardizing these limitations. We have not held shareholder meetings simply to vote on these changes.
 The process of eliminating fundamental investment limitations that were not required to be fundamental actually began in 1986. At the request of the Board of Trustees of the Fidelity Funds and in conjunction with counsel to the Fidelity Funds, Fidelity developed standard investment limitations for each type of fund in 1990. For new funds commencing after that date, the standard limitations are filed with the Securities and Exchange Commission in the initial registration statement for the fund. If a shareholder meeting is held for an existing fund, the fund's fundamental limitations are compared to the current standard fundamental limitations. When appropriate to a fund's investment objectives and policies, we present to shareholders proposals to eliminate or amend the fundamental limitations to conform to the Fidelity standards for that type of fund.
 Again, standardization of investment limitations facilitates compliance monitoring, reduces administrative costs of maintaining multiple versions of limitations, reduces regulatory comments on investment limitations and eliminates possible investor confusion as to why limitations are different among similar funds.
 To realize the benefits of standardization, it is necessary for the limitations to be identical, not only in substance, but also in wording.
If two funds' limitations are worded differently, compliance personnel must continually analyze whether the wording difference is substantive in light of changing market conditions and changing legal precedents. In most cases, standardizing an investment limitation does not affect the management or the investments of a fund.
Q. WHAT IS THE CHANGE IN VOTING RIGHTS BEING PROPOSED?
A. This change would provide a more equitable distribution of voting rights for certain votes rather than the one-share, one-vote system currently in effect. The voting power of each shareholder would be measured by the value of the shareholder's dollar investment rather than by the number of shares held. This would not affect money market funds, which are managed to maintain a stable $1.00 share prices. However, these funds are each part of a Trust and some shareholder votes are done on a trust-wide basis and could involve other funds whose share price (net asset value) is higher than the $1.00 per share of a money market fund. To illustrate why this change is being recommended: A $1,000 investment in a money market fund with a $1.00 share price would buy 1,000 shares, while a $1,000 investment in another fund with a $10.00 share price would buy only 100 shares. Under the current system, the money market shareholder would have a greater vote than the investor in the $10.00/share fund; the proposed change would give both investors the same voting right, based on their dollar investment.
Q. WHAT FUNDAMENTAL POLICY CHANGES ARE SHAREHOLDERS OF THESE FUNDS BEING ASKED TO APPROVE?
A. There are four that are of note.
 Master-feeder. This modification would permit the funds to invest all of their assets in a single mutual fund, managed by FMR or an affiliate, with a substantially similar objective and policies. The change would give the funds more flexibility going forward. This type of investment structure -- often called a master-feeder or pooled fund -- is not one that any fund intends to pursue at present. The Board of Trustees of the funds would authorize such a structure only if it would be in the best interests of fund shareholders.
 Under the proposal, a master fund would be created, into which comparable funds could invest their assets. The comparable funds -- called feeder funds -- would have to have the authority to invest all of their assets in a master fund, and such a pooled fund structure would have to be in the best interests of each fund and its shareholders. The funds could only pool their assets by buying shares of the master fund, whose investment objectives and policies would have to be the same.
 Senior Securities. This change also is part of the process of standardizing limits in our funds and is not expected to affect the way in which a fund is managed, the performance of a fund or the types of securities a fund purchases. It clarifies, however, that each fund may issue senior securities to the extent permitted by the Investment Company Act of 1940, which is the basic regulation of the mutual fund industry. Senior securities are generally obligations of a fund that have a claim to the fund's assets greater than that of the fund's shareholders, for example, the purchase of a security for a settlement on a date that is further away than the normal settlement date. A mutual fund can only enter into this type of transaction if it maintains a segregated account containing liquid securities in an amount equal to its obligation to pay for the senior securities at a future date.
 Borrowing. Again, what we are doing here is bringing the language of the funds' fundamental borrowing limitations in line with what is expected to become the standard for all funds of the same type managed by FMR. This standardizes the limitation on the percent that may be borrowed (which remains up to 33 1/3%) and language dealing with the reduction of borrowings that come to exceed this amount within three days, not including Sundays and holidays. This modification standardizes the language under which a fund may not buy any security while borrowings representing more than 5 percent of its total assets are outstanding.
 Underwriting of Securities. An underwriter is a person or entity that agrees to purchase a new issue of securities from an issuer and distribute it to investors. The current fundamental limit does not allow the fund to underwrite any issue of securities, except to the extent that the purchase of municipal bonds (within the fund's investment objective, policies, and limitations) may be deemed to be underwriting. The proposed fundamental limitation clarifies that the fund is not prohibited from selling securities if, as a result of such sale, the fund is considered an underwriter under federal securities law. In essence, the proposed limitation broadens the exception by eliminating the specific reference to municipal bonds.
Q. DOES THE CHANGING OF SOME FUNDAMENTAL LIMITATIONS MEAN THAT SHAREHOLDERS WILL HAVE LESS SAY IN THE BASIC MANAGEMENT OF A FUND IN WHICH THEY ARE INVESTED?
A. No. Virtually all of the fundamental limitations, or basic tenets of how the funds are managed, which we are standardizing, can be changed only by shareholder vote. What we are doing is standardizing these to make functions such as compliance and monitoring more efficient.
Q. THE PROXIES SAY THAT THE FUNDS' BOARD OF TRUSTEES HAS APPROVED THESE CHANGES. WHAT ROLE DOES THE BOARD PLAY?
A. The trustees continue to oversee the investment policies of the funds. Members of the board are fiduciaries and have an obligation to serve the best interests of the funds' shareholders, including approving policy changes such as those proposed for these funds.
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